Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461 www.cgaus.com	713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, references to Cawley, Gillespie & Associates, Inc. as independent petroleum engineers and to the inclusion of information taken from our reserve audit of Mid-Con Energy Partners, LP as of December 31, 2012 in the Mid-Con Energy Partners, LP Annual Report on Form 10-K for the year ended December 31, 2012, (the “10-K”) and all appendixes, exhibits and attachments thereto filed by Mid-Con Energy Partners, LP. We further consent to the inclusion of our reserve audit dated January 30, 2013 as Exhibit 99.1 in the 10-K.

Sincerely,

Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693

March 4, 2013

Fort Worth, Texas